Exhibit 99.1

Investor Presentation – May 2014

Statements in this presentation that set forth expectations or predictions are based on facts and situations that are known to us as of May 7, 2014, the date of this filing. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 8-14 of our 2013 Form 10-K and other subsequent filings with the SEC. Statements in this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements. Investors may obtain a free copy of all filings containing information about Matson from the SEC at the SEC’s website at http://www.sec.gov after such documents have been filed with the SEC. In addition, copies of filings containing information about us can be obtained without charge by sending a request to Matson, Inc., 1411 Sand Island Parkway, Honolulu, Hawaii 96819, Attention: Investor Relations; by calling (510) 628-4021; or by accessing them on the web at http://www.matson.com. Forward Looking Statements

Matson – At a Glance Leading U.S. carrier in the Pacific Lifeline to island economies of Hawaii and Guam Niche, premium, expedited service from China to Southern California 35% ownership in 6 West Coast terminals Top 10 integrated, asset-light logistics services Rail intermodal, highway brokerage and warehousing Leverages Matson brand Scalable model with high ROIC OCEAN TRANSPORTATION LOGISTICS See the Appendix for a reconciliation of GAAP to non-GAAP for Financial Metrics (In millions) LTM (1) % of Total Revenue Ocean Transportation $1,224.1 74.9% Logistics $410.9 25.1% Total $1,635.0 100.0% Operating Income Ocean Transportation $85.2 93.1% Logistics $6.3 6.9% Total $91.5 100.0% EBITDA $160.6 (1) Last twelve months as of March 31, 2014

Ocean Transportation – Core 9-Ship Jones Act Deployment HON = Honolulu; LB = Long Beach; OAK = Oakland; SEA = Seattle 2 Ships HON / OAK / LB 2 Ships HON / SEA / OAK 5 Ships LB / HON / Guam / China South Pacific Service

Market and service leader to Hawaii Principal carrier in the trade Most arrivals per week into Honolulu High vessel utilization Dedicated terminal operations Own neighbor island barge network Hawaii: Poised for Growth Positive economic trends Construction activity a key driver Several condominium projects in development Expected progress on Honolulu Rail Transit Project Hawaii Service Indicator (% Change YOY) 2012 2013 2014F 2015F 2016F Real Gross Domestic Product 1.0 2.6 2.9 3.9 3.2 Visitor Arrivals 9.7 2.5 0.7 1.1 1.6 Construction Jobs 2.1 4.8 5.8 10.2 8.5 Residential Building Permits 18.6 16.5 33.5 37.2 11.6 Non-Residential Building Permits 50.3 (10.7) 21.9 17.1 7.3 Source: UHERO: University of Hawaii Economic Research Organization; State Forecast Update, February 28, 2014, http://www.uhero.hawaii.edu

Honolulu’s Urban Core Source: DBEDT: Construction and Hawaii’s Economy, February 20, 2014 http://dbebt.hawaii.gov Waikiki Ritz-Carlton Residences Waikiki Beach broke ground in August 2013 Hyatt Regency Waikiki Resort and Spa to begin $100 million renovation in 2014 Sheraton Princess Kaiulani $500 million, three-year redevelopment project on hold until 2015 International Market Place underway with a $350 million development scheduled for 2016 Outrigger Resorts to add $100 million, 200-room hotel tower Kakaako & Ala Moana 600 acre area (Kakaako) being developed as an “urban neighborhood” 17 buildings providing ~5,740 housing units Ala Moana Center undergoing $570 million renovation

Honolulu Rail Transit Project 20-mile rail project will cost an estimated $5.2 billion First 10-miles to begin operating in 2017; entire 20-mile system to be operational in 2019 Source: HART: March 2014 Quarterly Report www.HononluluTransit.org

Freight Super Cycles in Hawaii Source: Matson, Inc. Super-cycles have characterized Matson container volume Emerging from bottom of cycle

Unique, Premium, Expedited Service Weekly 5 ship string connecting 3 ports in China to Long Beach 3-6 day competitive advantage: Fastest transit time: 10 days (vs. 12-14 day trade standard) Next-day freight availability at Long Beach Achieves freight rate premium to the spot market Utilization of Jones Act tonnage in round trip dual head-haul revenue model China Service (CLX)

Critical Link in CLX Network Configuration Primary carrier to Guam since departure of major competitor in late 2011 Volume in Guam remains stable Connections from Oakland and Pacific Northwest to Guam via Honolulu Guam Service

SSAT Joint Venture

- 35% ownership stake in 6 west coast terminals

Strategic Benefits

- Guaranteed berth/cranes
  - Quick turn of vessels
  - Maintain sailing schedules
- Fast cargo availability
  - Quick truck and yard turns
- Flexibility to receive freight close to departure
- Increased customer satisfaction
- Recent expansion of Oakland terminal creates premier terminal in Northern California

U.S. West Coast Terminals			
	SSAT	Others	% SSAT*
Long Beach / LA	2	12	5-10%
Oakland	2	5	40-45%
Seattle / Tacoma	2	8	15-20%
	6	25	10-15%

Source: Matson management estimates

**SSAT lifts as a percentage of all terminal operations lifts, by location*



Oakland International Container Terminal (SSA)
Middle Harbor

MATX LISTED NYSE
Investor Presentation | May 2014 – Slide 11
Matson

Delivery expected in 3Q/4Q 2018 First ship named in honor of Senator Inouye Introducing the Aloha Class Two 3600 TEU dual fuel, LNG capable containerships from Aker Contract price $418 million

Aloha Class Specifications Green Ship Technology 3600 TEU capacity Optimized speed to ensure cargo reliability Additional 45-foot capacity Additional reefer outlets Cell guide spacing (constr. materials) Neighbor Island accessible Fuel efficient hull Dual fuel engines, conventional fuel oils or LNG Double hull fuel tanks State of the art ballast water system Reduced emissions Shore power equipped Future Hawaii Freight Demand

Aloha Class – LNG Capable Potentially cheaper source of fuel Dual fuel engines part of vessel design Additional ~$20 million per vessel to complete LNG installation Decision will be driven by LNG availability at the US West Coast ports

Aloha Class – Compelling Investment

- Significantly lowers cost per TEU in Hawaii fleet
- Cost efficiencies driven by:
  - Maintaining 9-ship deployment at significantly higher volumes
  - Lower operating costs of modern vessels
    - Lower fuel consumption – ~30% on a per TEU basis using conventional fuel oils
    - Lower crewing, maintenance & repair, and dry-docking costs
- Attractive ROIC investment

	4Q 2013	2014	2015 + 2016	2017 + 2018
Estimated Installment Payment Schedule (excluding owners' items and capitalized interest)	~2%	-	~22%	~76%

MATX LISTED NYSE

Investor Presentation | May 2014 – Slide 15

Matson.

A National Network of Integrated Services Seattle Portland Houston Reno St Paul Chicago Birmingham Dallas Philadelphia Atlanta Savannah Jacksonville Akron Indianapolis Long Beach Phoenix Boston Columbus SF/ Oakland Warehousing & Distribution China Supply Chain Services Domestic & International Intermodal Highway TL and LTL Customer Service Center Logistics Sales International Intermodal Sales Warehousing and Distribution Matson Port Facility Top 10 third-party logistics broker Leverages Matson brand Long-term relationships with customers and vendors Scalable model with high ROIC Matson Logistics

LTM (1) Results Intermodal and highway volume growth Warehouse operating improvements Operating income margin improved Priorities Organic growth as a national provider of integrated logistics solutions Highway and intermodal brokerage Increase cross-selling with Ocean Transportation Pursue growth in freight forwarding and NVOCC services in China consolidation Improve operating margins to historical range of 2 - 4% Matson Logistics (1) LTM = Last twelve months as of March 31, 2014 Source: Association of American Railroads

Cash Generation and Uses of Cash * LTM = Last Twelve Months as of March 31, 2014; Does not include $100 million financing in January 2014 or $6.5 million in Other sources of Cash

Market and service leader in core Hawaii and Guam trade lanes Primary carrier with operating leverage to recovering economies Unique expedited China Service (CLX) achieving premium rates Unique deployment of Jones Act tonnage in international trade Fastest transit time and cargo availability creates 3-6 day advantage Superior asset quality and flexibility Average age of current 9-ship active fleet is 21 years compared with 34 years for largest competitor Proven ability to manage fleet deployment and maintain high vessel utilization Strong, defensible market position High barriers to entry and multi-decade customer relationships Strong balance sheet and cash flow generation Financial strength to invest in new vessels and pursue strategic opportunities Attractive cash dividend Increased quarterly dividend by 6.7% in 2013 Investment Highlights

20 20 Appendix Historical Data and Reconciliations

1Q2014 Condensed Statements of Income (in $ millions) 1Q14 1Q13 Operating Revenue Ocean transportation $294.6 $ 299.9 Logistics 97.9 94.8 Total operating revenue 392.5 394.7 Costs and Expenses Operating costs 347.8 342.8 Selling, general and administrative 35.0 33.4 Equity in income from terminal joint venture (0.2) (0.2) Total operating costs and expenses 382.6 376.0 Operating Income 9.9 18.7 Interest expense (4.1) (3.7) Income tax expense (2.4) (5.9) Net Income $3.4 $9.1 Diluted Earnings Per Share ($/share) $0.08 $0.21 Key Items Total Revenue declined 0.6% Operating costs increased 1.5% Effective tax rate of 41.4% LTM EBITDA of $160.6 million See the Appendix for a reconciliation of GAAP to non-GAAP for Financial Metrics

Condensed Balance Sheet Assets (in $ millions) 3/31/14 12/31/13 Cash and cash equivalents $ 229.7 $ 114.5 Other current assets 227.5 234.4 Total current assets 457.2 348.9 Investment in terminal joint venture 57.8 57.6 Property and equipment, net 722.9 735.4 Other assets 106.4 106.4 Total assets $1,344.3 $1,248.3 Liabilities & Shareholders’ Equity (in $ millions) 3/31/14 12/31/13 Current portion of long-term debt $ 12.5 $ 12.5 Other current liabilities 186.8 188.1 Total current liabilities 199.3 200.6 Long term debt 371.1 273.6 Deferred income taxes 327.0 326.1 Other liabilities 111.0 109.8 Total long term liabilities 809.1 709.5 Shareholders’ equity 335.9 338.2 Total liabilities and shareholders’ equity $1,344.3 $1,248.3 Cash and Debt Levels Cash increased $115.2 million in 1Q14 Total debt of $383.6 million Net Debt/ LTM EBITDA ratio of 0.96x Issued $100 million senior unsecured 30-year notes on January 28, 2014 See the Appendix for a reconciliation of GAAP to non-GAAP for Financial Metrics

EBITDA1, 2 (in $ Millions) EBITDA and Capex 1 EDITDA and capital expenditure information extracted from previously filed Form 10-Ks which include other income and exclude intercompany income. 2Operating Income is from continuing operations. 2011 expenses included CLX2 costs of $7.1 million primarily related to container repositioning that did not qualify for discontinued operations treatment. Capital Expenditures1 (in $ Millions) 2003-2013 Average excluding new Vessels = $41.2 million See the Appendix for a reconciliation of GAAP to non-GAAP for Financial Metrics

Ocean Transportation Operating Income More detailed information is available in previously filed Form 10-Ks and 10-Qs Operating Income Operating Margin 10-year Average Annual Operating Income: $101.4 million $ millions Adjusted Operating Income Operating Margin $93.2 $105.6 $126.5 $105.6 $57.8 $73.7 $96.6 $94.3 $108.3 $128.0 $118.3 $0 $20 $40 $60 $80 $100 $120 $140 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0%

Pre-Tax Income (Loss) SSAT Investment More detailed information is available in previously filed Form 10-Ks and 10-Qs 10-year Average Annual Pre-tax Income: $8.3 million $ millions $3.4 $4.7 $17.1 $13.3 $10.7 $5.2 $6.2 $12.8 $8.6 $3.2 $1.0 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 $20 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013

Logistics Operating Income More detailed information is available in previously filed Form 10-Ks and 10-Qs Operating Income Operating Margin 10-year Average Annual Operating Income: $10.9 million $ millions Operating Income Operating Margin $4.3 $8.9 $14.4 $20.8 $21.8 $18.5 $6.7 $7.1 $4.9 $0.1 $6.0 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% $0 $5 $10 $15 $20 $25 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013

Use of Non-GAAP Measures Matson reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Depreciation and Amortization (“EBITDA”), Return on Invested Capital (“ROIC”), Free Cash Flow per Share, and Net Debt/EBITDA. The Company calculates EBITDA as the sum of net income, less income or loss from discontinued operations, plus income tax expense, interest expense and depreciation and amortization. EBITDA should not be considered as an alternative to net income (as determined in accordance with GAAP), as an indicator of our operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. Our calculation of EBITDA may not be comparable to EBITDA as calculated by other companies, this calculation of EBITDA is not identical to EBITDA used by our lenders to determine financial covenant compliance. The Company defines ROIC as Net Income less Income or Loss from Discontinued Operations plus tax effected Interest Expense divided by Average Total Debt plus Average Shareholders’ Equity. Our calculation of ROIC may not be comparable to ROIC as calculated by other companies.

GAAP to Non-GAAP Reconciliation (Net Debt and EBITDA) (in $ millions) First Quarter LTM 2013 2012 2011 2014 2013 Change Net Income 3.4 9.1 (5.7) 48.0 53.7 45.9 34.2 Subtract: Income (loss) from discontinued operations - - - - - (6.1) (11.6) Add: Income tax expense 2.4 5.9 (3.5) 28.7 32.2 33.0 25.1 Add: Interest expense 4.1 3.7 0.4 14.8 14.4 11.7 7.7 Add: Depreciation & amortization 17.4 17.3 0.1 69.1 69.0 72.1 71.6 EBITDA $27.3 $36.0 ($8.7) $160.6 $169.3 $168.8 $150.2 As of March 31, 2014 (in $ millions) Total Debt $383.6 Subtract: Cash and cash equivalents (229.7) Net Debt $153.9

GAAP to Non-GAAP Reconciliation (EBITDA) (in $ millions) 2002 2003 2004 2005 2006 2007 2008 2009 2010 Segment Operating Income Excluding Discontinued Ops 45.5 97.5 119.0 142.6 126.8 148.0 124.1 64.5 125.4 Segment Depreciation and Amortization 51.2 51.9 58.0 60.9 59.6 65.2 68.5 70.6 70.8 EBITDA 96.7 149.4 177.0 203.5 186.4 213.2 192.6 135.1 196.2 More detailed information is available in previously filed Form 10-Ks and 10-Qs

GAAP to Non-GAAP Reconciliation (Return on Invested Capital) (in $ millions) Year Ended 2013 2012 (2) Net Income 53.7 45.9 Subtract: Loss from discontinued operations - (6.1) Add: Interest expense (tax effected)1 9.0 7.2 Total Return 62.7 59.2 Average Total Debt 302.6 319.1 Average Shareholders’ Equity 309.1 279.9 Average Total Invested Capital 611.7 599.0 ROIC (Total Return/Total Invested Capital) 10.3% 9.9% The effective tax rate for 2013 is 37.5% and 38.8% for 2012 The 2012 calculation is based on total invested capital as of December 31, 2012 due to the timing of the Separation.